Consent of Independent Accountants


To the Trustees of Global Investment Portfolio:

      RE:   Global Investment Portfolio:
            Global Financial Services Portfolio
            Global Infrastructure Portfolio
            Global Resources Portfolio
            Global Consumer Products and Services Portfolio
            (the "Portfolio")

            AIM Global Financial Services Fund
            AIM Global Infrastructure Fund
            AIM Global Resources Fund
            AIM Global Consumer Products and Services Fund
            (the "Funds")

We consent to the inclusion in Amendment No. 7 to the Registration Statement on Form N-1A, under the Investment Company Act of 1940, as amended, of Global Investment Portfolio (the "Portfolio"), of our reports dated December 18, 1998, on our audits of the financial statements and financial highlights of the Funds, which reports are included in the Annual Report to Shareholders for the periods stated therein, which are also included in this Registration Statement. We also consent to the reference to our Firm under the caption "Financial Statements" in the statement of additional information.





/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Boston, Massachusetts
February 25, 1999